                                                                Exhibit 27(n)i


                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 14, 2003, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company included in Pre-effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-109579) and related Prospectus of Transamerica Corporate Separate Account Sixteen.



Des Moines, Iowa
January 14, 2004